Exhibit 5


                             ROSE LAW FIRM
                      a Professional Association
                         120 East Fourth Street
                      Little Rock, Arkansas  72201

TCBY Enterprises, Inc.
1100 TCBY Tower
425 West Capitol Avenue
Little Rock, Arkansas  72201

Re: TCBY Enterprises, Inc. Form S-8 Registration Statement- 1992 Employee Stock Option Plan of TCBY Enterprises, Inc.

Ladies and Gentlemen:

     We are acting as counsel for TCBY Enterprises, Inc. (the "Corporation") in connection with the registration under the Securities Act of 1933, as amended, of 3,000,000 shares of the Corporation's Common Stock, $.10 par value, to be issued from time to time pursuant to the Corporation's 1992 Employee Stock Option Plan.

     We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion. Based on such examination and on the assumptions set forth below, we are of the opinion that the shares that may be issued and sold pursuant to the Plan and the authorized forms of stock option agreements thereunder will be, when issued in accordance with the Plan and such stock option agreements, validly issued, fully paid, and nonassessable.

     In rendering the foregoing opinion, we have relied as to certain factual matters upon certificates of officers of the Company and public officials, and we have not independently checked or verified the accuracy of the statements contained therein. In addition, our examination of the matters of law has been limited to the General Corporation Law of the state of Delaware and the federal laws of the United States of America, in each case as in effect on the date hereof.

     We hereby consent to the use of this opinion as an exhibit to the referenced registration statement.

                                    Very truly yours,
                                    ROSE LAW FIRM, a Professional Association

                                        By: /s/ Richard N. Massey
                                       -------------------------
                                                Richard N. Massey